UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 1, 2005

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 8.01	Other Events.

On August 1, 2005, Bally Total Fitness Holding Corporation (“Bally”) issued a press release announcing the expiration of the financial reporting covenant default waiver under the indentures governing its 10-1/2% Senior Notes due 2011 and the 9-7/8% Senior Subordinated Notes due 2007. In addition, Bally announced that it had extended the Consent Date (as defined in the Consent Solicitation Statements dated July 13, 2005) to 5:00 p.m., New York City time, on August 5, 2005. As of 5:00 p.m. on July 29, 2005, 95.02% of the holders of the 10-1/2% Senior Notes due 2011 and 41.83% of the holders of the 9-7/8% Senior Subordinated Notes due 2007 had consented to an extension of the waiver through October 31, 2005. Bally’s obligation to accept the consents with respect to a series of notes is conditioned upon the requisite number of consents being delivered with respect to the other series of notes.

The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated August 1, 2005 announcing the expiration of the financial reporting covenant default waiver and extension of the consent due date for the solicitation of waivers to August 5, 2005.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 1, 2005	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel